Exhibit 10.1

FIRST AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of the 7th day of August, 2008 (the “Amendment Effective Date”), by and between Integral Systems, Inc., a Maryland corporation (the “Company”), and John B. Higginbotham (the “Executive”).

WHEREAS, the Company and Executive are parties to an Employment Agreement dated as of July 9, 2008 (the “Employment Agreement”);

WHEREAS, the Company and Executive wish to amend the Employment Agreement to reflect a modification to the terms of the change in control bonus provided pursuant to Section 3.5 of the Employment Agreement;

NOW, THEREFORE, the parties agree that the chart in Section 3.5 of the Employment Agreement is hereby amended as follows, effective as of the Amendment Effective Date:

Price Per Share of Common Stock Received by Shareholders in Connection with the Change in Control (Adjusted for Post-Effective Date Corporate Events in the Same Manner As Awards Granted Under the 2008 Stock Incentive Plan)	Change in Control Bonus

$46 or less	$630,000

$47	$355,000

$48	$80,000

$48.30 or above	$0

IN WITNESS WHEREOF, the parties hereto have entered into this First Amendment as of the Amendment Effective Date.

INTEGRAL SYSTEMS, INC.	JOHN B. HIGGINBOTHAM

By:	By: